UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2012

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 5, 2012, Depomed, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2012.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events

In September 2012, certain executive officers of the Company entered into prearranged trading plans in accordance with guidelines specified by Rule 10b5-1 of the Securities Exchange Act of 1934 (the “10b5-1 Plans”). Rule 10b5-1 allows individuals to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. The 10b5-1 Plans provide for the potential sale of Depomed securities held by the executives in varying amounts at varying prices.  Sales may occur under the 10b5-1 Plans following the December 1, 2012 vesting date of the Restricted Stock Units (RSUs) held by certain of the executives.  The executive officers who entered into 10b5-1 Plans are:  Matthew M. Gosling, Senior Vice President and General Counsel; Michael Sweeney, Chief Medical Officer and Vice President, Research and Development; and August J. Moretti, Senior Vice President and Chief Financial Officer.  Transactions under the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings as required by the SEC.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1	Depomed, Inc. Press Release issued on November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: November 5, 2012	By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Depomed, Inc. Press Release issued on November 5, 2012